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                                                                     EXHIBIT 2.2

                             AMENDMENT NO. 1 TO THE
                      AGREEMENT AND PLAN OF REORGANIZATION

     THIS AMENDMENT NO. 1 (this "Amendment") to the AGREEMENT AND PLAN OF REORGANIZATION dated as of April 7, 2000 (the "Merger Agreement")), among InfoSpace, Inc. (f/k/a InfoSpace.com, Inc.), a Delaware corporation ("Parent"), IQorder Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Parent ("Sub"), IQorder.com, Inc., an Arizona corporation (the "Company"), Michael Bates ("Bates"), James Ferguson ("Ferguson"), Kelvin Moeller ("Moeller") and ChaseMellon Shareholder Services, L.L.C., as Escrow Agent, is made this 25th day of May, 2000 by and among Parent, Sub, the Company, Bates, Ferguson and Moeller (collectively, the "Parties"). Capitalized terms used herein and not otherwise defined are used as defined in the Merger Agreement.

                                    RECITALS

     WHEREAS, the Parties desire to amend the Merger Agreement as provided herein.

     NOW THEREFORE in consideration of these promises and of the mutual agreements, representations, warranties and covenants herein contained, the Parties do hereby agree as follows:

     1.  Amendment to Section 3.3 of the Merger Agreement.

     The second sentence of Section 3.3 is hereby deleted in its entirety and replaced with the following:

     "No fractional shares of Parent Common Stock shall be issued upon exercise of a Replacement Option, but in lieu thereof, each holder of a Replacement Option who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall be entitled to receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, and (ii) the Average Closing Price."

     2.  Amendment to Section 12.7 of the Merger Agreement.

     The following shall be added to Section 12.7 of the Merger Agreement:

     If to Michael Bates:

     6300 East Naumann
     Paradise Valley, AZ  95253
     Facsimile:  (480) 922-9528

     If to James Ferguson:

     1735 E. La Jolla Dr.
     Tempe, AZ  85282
     Facsimile: (425) 671-0133
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     If to Kelvin Moeller:

     1961 East McNair
     Tempe, AZ  85283
     Facsimile: (480) 456-9190

     If to Michael P. O'Malley:

     2805 East Camelback Road, Suite 200
     Phoenix, AZ  85016
     Facsimile:____________________

     3.  Effect on the Merger Agreement.

     Except as specifically set forth herein, the Merger Agreement shall not be amended but shall remain in full force and effect, subject to the terms thereof.

     4.  Counterparts.

     This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     5.  Headings.

     The section headings contained in this Amendment are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Amendment.

     6.  Governing Law.

     This Amendment shall be governed by and construed in accordance with the domestic laws of the State of Washington without giving effect to any choice or conflict of law provision or rule (whether of the State of Washington or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Washington.

     7.  Forum Selection; Consent to Jurisdiction.

     All disputes arising out of or in connection with this Amendment shall be solely and exclusively resolved by a court of competent jurisdiction in the State of Washington. The Parties hereby consent to the jurisdiction of the Courts of the State of Washington and the United States District Court of the Western District of Washington and waive any objections or rights as to forum nonconvenience, lack of personal jurisdiction or similar grounds with respect to any dispute relating to this Amendment.

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     IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed on the date first above written.

     Parent:                 INFOSPACE, INC.

                             By: /s/ Naveen Jain
                                ---------------------------
                             Name: Naveen Jain
                                  -------------------------
                             Title: Chief Executive Officer
                                   ------------------------

     Company:                IQORDER.COM, INC.

                             By: /s/ Michael B. Bates
                                ---------------------------
                             Name: Michael B. Bates
                                  -------------------------
                             Title: Chief Executive Officer
                                   ------------------------

     Sub:                    IQORDER ACQUISITION CORPORATION

                             By: /s/ Naveen Jain
                                ---------------------------
                             Name: Naveen Jain
                                  -------------------------
                             Title: President
                                   ------------------------

                             /s/ Michael Bates
                             ------------------------------
                             Michael Bates

                              /s/ James Ferguson
                             ------------------------------
                             James Ferguson

                             /s/ Kelvin Moeller
                             ------------------------------
                             Kelvin Moeller

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